Exhibit 16.1

December 15, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read the statements of 1847 Goedeker Inc., relating to the event described under Item 4.01 of Form 8-K dated December 15, 2020 and we agree with such statements as they relate to our Firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC